UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 23, 2006

APPLIED IMAGING CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-21371	77-0120490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Baytech Drive

San Jose, California 95134

(Address of principal executive offices, including zip code)

(408) 719-6400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On January 23, 2006, Applied Imaging announced that it had received notice from the Nasdaq Listing Qualifications Panel that it had determined to delist Applied Imaging’s common stock from the Nasdaq Capital Market effective with the open of business on January 25, 2006, for failure to maintain at least $2.5 million in stockholders’ equity. A copy of the press release announcing Nasdaq’s determination is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01. Other Events

On January 26, 2006, Applied Imaging announced that it has engaged Aquilo Partners to assist management in exploring strategic alternatives. A copy of the press release announcing the engagement of Aquilo Partners is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description
99.1	Press release of Applied Imaging Corp. dated January 23, 2006
99.2	Press release of Applied Imaging Corp. dated January 26, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED IMAGING CORP.

By:	/s/ Robin Stracey
Robin Stracey President & Chief Executive Officer

Date: January 27, 2006

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Applied Imaging Corp. dated January 23, 2006
99.2	Press release of Applied Imaging Corp. dated January 26, 2006

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